Exhibit 10.28

TENANCY AGREEMENT

THIS AGREEMENT is made the 1st day of December 2004 BETWEEN CENTREPOINT LIMITED of PO Box 1430 Honiara (hereinafter called “the landlord”) of the one part and DATEC (SI) LIMITED trading as DATEC (SI) LIMITED of PO Box                      Honiara, (hereinafter called “the tenant”) of the other part

WHEREBY IT IS AGREED AS FOLLOWS:-

1.	The Landlord agrees to let and the Tenant agrees to take from the 1st day of December 2004 that part of Parcel Number 191-020-67, Lot Number 611 Mendana Avenue, Honiara known as Unit 1, first floor, Centrepoint Building and delineated red on the attached plan (hereinafter called “the said premises”).

2.	The tenancy shall be for a period of Twenty-four (24) months commencing on the 1st day of December 2004 and determining on the 30th day of November 2006.

3.	The tenancy is fixed for the first twelve (12) months and may only he determined on the second twelve (12) months before the 30th day of November 2006 by either party giving two (2) months notice in writing of its intention to finish the tenancy prematurely.

4.	The rent shall be Four thousand dollars $4000.00 per month paid monthly in advance for the first twelve months and for the last twelve months the monthly rent shall increase by either the percentage change in the current period of Honiara Retail Price Index or by 10% whichever is the greater figure.

5.	The levy for the standby generator shall be $950.00 per month paid monthly in advance.

6.	The Landlord reserves the right to levy a service charge to cover the costs of maintaining the “common areas” referred to in Paragraph 9(c) provided that any service charge levied shall accurately reflect the cost of maintaining these “common areas” and payment thereof shall be divided between all the tenants of this building on a per square metre basis.

7.	If the Landlord permits the Tenant to continue in occupation of the premises after the expiration of the term or any renewal thereof then the tenancy shall continue as a periodic tenancy from month to month at such rent as the Landlord may determine, but otherwise on the same terms and conditions.

8.	THE TENANT HEREBY AGREES WITH THE LANDLORD as follows:

(a)	To pay the monthly rent on the first day of each month, at the times and in the manner written hereinbefore.

(b)	To retain the use of the said premises for no purposes other than for professional services and office.

(c)	Not to do or suffer to be done on the said premises any act matter or thing which shall or may be an annoyance or a nuisance to the Landlord or the owners or occupiers of adjoining land or property.

(d)	To report immediately to the Landlord during the period of the tenancy any suspected damage.

such as water leakage, plumbing defective or infestation of white ant, borer or other insect to the said premises, together with any other loss, damage or defect.

(e)	To permit the Landlord and his agents to enter the said premises at all reasonable hours in the daytime and on giving reasonable notice for the purposes of viewing the condition thereof.

(f)	To ensure that the said premises are kept in a clean, tidy and neat state at all times.

(g)	To make no alterations or additions to the premises, and to erect no sign or antenna, without the written consent of the Landlord, except that the tenant may display its name and business in a Tenant’s directory at the entrance to the building, and if no Tenant’s directory is provided by the Landlord then on an externally mounted nameplate of a size and form to be approved by the Landlord at the entrance to the building.

(h)	To do no decorating that involves painting, marking or defacing any part of the premises or fixing posters, without the written consent of the Landlord.

(i)	To fix racks, counters and partitions for use of the Tenant. This furniture and fixtures shall be removed by the Tenant at the expiration or sooner determination of the said term, but care must be taken not to damage the walls, ceiling and floors on removing the fixtures.

(j)	To pay electricity charges relating to the tenant’s use of the premises.

(k)	To pay Council charges for rubbish removing.

(1)	Not to keep or store or cause or the storage of any fire-arm ammunition, gun-powder, gasoline, kerosene or other explosive or combustible substance or hazardous goods in the premises.

(m)	Not to use the premises or allow the same to be used for any illegal or immoral purposes.

(n)	Not to sub-let any part of the premises to any other person or company.

(o)	To compensate or meet all claims of

(i)	the Landlord for the loss of or damage to part or whole of the premises;

(ii)	any person for the loss of or damage to his personal property, and

(iii)	any person for personal injury.

These should be qualified so that the Tenant is only liable for loss or damage caused by the Tenant, its servants or agents, and not for loss or damage cause by accident or fire or other third party.

(p)	The premises shall not be used as living quarters and no cooking shall be done in the premises, except that the tenant or its employees may have refreshment facilities and eat lunch in the premises.

(q)	To yield up the said premises together with fittings and chattels in good order and condition at the determination of the tenancy.

(r)	To replace the light bulbs and fluorescent tubes, repair and maintain the air conditioners within the office area when they are malfunctioned.

9.	THE LANDLORD HEREBY AGREES WITH THE TENANT as follows:

(a)	To keep the structure of the said premises and the roof, drains, main walls, main timber and septic tank in good repair and condition during tile period of this tenancy.

(b)	To be responsible for the payment of all Council rates, water charges and land rent imposed in respect of the said premises but shall not be responsible for the payment of fees or charges for services supplied; in particular telephone and electricity.

(c)	To maintain the “common areas” including grounds, paths, corridors, stairways, conveniences and all and any other common amenities which the tenant is not liable to maintain, to a standard of repair not less than that as at the date of commencement of the tenancy (fair wear and tear excepted).

(d)	In the event that the premises shall be damaged arising from any accident or event and in consequence be unfit, in whole or in part, for the carrying on of its business then either party shall have the right to terminate this tenancy by the giving of written notice to the other within 14 days of the event causing the damage. In such an event, the Landlord shall refund or pro rata abate the rent (where the premises may be partially usable at the discretion of the tenant) hereby reserved.

(e)	That the Tenant paying the said rent and observing and performing all obligations under this Agreement may quietly enjoy the said premises without any lawful interruption by the Landlord or any person rightly claiming through, under or in trust for him; provided that if any rent be in arrears for thirty days, whether legally demanded or not, the Landlord may re-enter the premises and immediately determine this tenancy as if written notice to quit had been duly given and had expired.

(f)	Replace the air conditioner at the front door when the existing window air conditioner becomes out of reasonable repair.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first before written.

THE COMMON SEAL OF CENTREPOINT LIMITED (the Landlord) was hereunto affixed in the presence of:-	) )

Director: (signed) Secretary (signed)

THE COMMON SEAL OF DATEC (SI) LIMITED (the Tenant) was Hereunto affixed in the presence of:-	) )
Manager (signed) Secretary (signed)

DATEC SOLOMON ISLANDS LIMITED